The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA



May 30, 2007


Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:American Depositary Shares evidenced by
American Depositary Receipts, each
representing one-fifth of an Ordinary Share of Portugal Telecom,SGPS, S.A.
(Form F-6 File No 333-81394)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change of Portugal Telecom, SGPS, S.A., to
EUR 0.03 per ordinary share, effective May 22, 2007.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value of EUR0.35 for Portugal Telecom, SGPS, S.A.. The Prospectus has been revised to reflect the new par value by addition of the following notation:

Effective May 22, 2007, the par value is EUR 0.03 per Ordinary Share.

Please contact me with any questions or
comments at 212 815-4831.

Sincerely,

Monica Vieira
___________________
Assistant Vice President